Dated 1 January 2011

(1)       COLOMBIA CLEAN POWER AND FUELS INC

(2)       BADGER RESOURCES LIMITED

CONSULTANCY AGREEMENT

THIS AGREEMENT is made on the                         day of January 2011

BETWEEN:-

(1)	Colombia Clean Power & Fuels, Inc, 181 3rd St, Suite 150, San Rafael, CA, 94901

(2)	Badger Resources Limited, of 16 Meadow Road, Great Gransden, Sandy, Bedfordshire, SG19 3BD (the "Consultant").

IT IS AGREED as follows:-

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement the following words and expressions shall have the following meanings:

Board	the board of directors of the Company from time to time;

Group
the Company and any entity which is the Company's subsidiary or its ultimate holding company or is a subsidiary of the Company's ultimate holding company and references to a “Group Company” shall be interpreted accordingly.

Services	such services as may from time to time be agreed between the Company and the Consultant;

Term	the period of the Consultant's engagement hereunder;

Termination Date	the date on which the engagement of the Consultant under this Agreement shall terminate for whatever reason,

and derivative expressions shall be construed accordingly.

1.2	The headings in this Agreement are for convenience only and shall not affect the interpretation of any provision of this Agreement.

2.	ENGAGEMENT

2.1
The Company shall engage the Consultant and the Consultant shall supply the Services to the Company.  The Consultant's engagement shall commence on 1st January 2011 and shall continue until terminated by either party with 3 months’ written notice.

2.2	Nothing herein shall render or be deemed to render the Consultant an employee, agent or partner of the Company.

3.	SERVICES

3.1
Except where the Consultant is incapacitated by illness or accident, the Consultant shall make himself available to the Company for a total of 15 days per month, such days to be agreed between the Company and the Consultant, for the performance of the Services.  Should the Consultant work part of a day, then his hours shall be apportioned assuming that there are 8 hours in a working day.

3.2
While the Consultant's method of work is his own the Consultant shall comply with the reasonable requests of the Board and shall work and co-operate with any servant or agent or other consultant of the Company.

3.3
The Consultant shall be responsible for obtaining all appropriate insurance to cover the provision by him of the Services such cover to be in place before the commencement of the provision of the Services, subject to a limit of $250,000.  The Consultant shall at any time provide the Company with sufficient proof of such insurance.  The Consultant will be fully responsible for any acts of negligence that he commits and any such acts will not be indemnified by the Company.

3.4	The work undertaken by the Consultant will be agreed between the Company and the Consultant, and will include assistant and advice by the Consultant in these areas:

A. Review of mine plans and related documentation;
B. Review of geologic studies related to existing or possible Concessions and resources;
C. Advice regarding potential strategic partners, including mining operators, logistics companies, and international marketing firms;
D. Advice on potential customers and off-take agreements for the Company’s production
E. Responsibility for the development and implementation of exploration programmes
G. General advice as required by the Company

4.	CONFLICTS OF INTEREST

4.1
It is accepted and acknowledged that the Consultant has business interests other than those of the Company although none conflict with his engagement under this Agreement.  In the event that the Consultant becomes aware of any potential conflicts of interest, these should be disclosed to the Board as soon as apparent.

4.2
Subject to the provisions of clause 4.1, the Consultant shall be entitled to engage in other activities during this Agreement provided that such activities do not interfere with the provision of the Services.

5.	FEES

5.1	The Company shall pay to the Consultant in consideration of the provision of the Services a fee of US$15,000 per month.

5.2
The Consultant shall render monthly invoices to the Company in respect of the fees referred to above the Company shall pay any amounts due within 2 days of receipt of such invoice.  No payment shall be due from the Company to the Consultant unless the Consultant has issued a proper invoice in respect of the relevant payment.

5.3
The Consultant shall be entitled to be reimbursed all pre-approved out-of-pocket expenses reasonably incurred by him in the proper performance of the Services and which are pre-agreed by the Company, subject to the production of such receipts as the Company may require.

5.4
The Consultant shall be responsible for all tax liabilities  arising in respect of the Services and the Consultant agrees to indemnify and keep indemnified (to the extent permitted by law) the Company against all claims that may be made by the relevant authorities against the Company in respect of tax or National Insurance or similar contributions (which shall include any penalties or interest on such tax or contributions) relating to the supply to the Company of the Consultant's services hereunder.

6.	INTELLECTUAL PROPERTY RIGHTS

All rights in intellectual property relating to the Company (including without limitation, in patents, copyright, trade marks, registered designs, design right and know-how) to which the Consultant may become entitled by reason of the performance of the Services shall automatically be assigned to the Company and the Consultant shall at the request and expense of the Company execute such documents and do such things as may be reasonably required by the Company to evidence such vesting.

7.	CONFIDENTIAL INFORMATION

7.1
The Consultant acknowledges that, during the Term, he shall in the provision of the Services become aware of trade secrets and other confidential information relating to the Company and the Group Companies, its or their businesses and its or their past, current or prospective clients or customers and their businesses.

7.2
Without prejudice to his general duties under common law in relation to such trade secrets, all confidential information acquired in the course of the Consultant's engagement under this Agreement should not be released, either during the his appointment or following termination (by whatever means), to third parties without prior clearance from the Company.

7.3
All documents and software (both originals and copies) which were prepared by the Consultant or which have come into his possession in the course of providing the services to the Company or which relate to the business of the Company or any Group Company or any of its or their customers or clients shall be the property of the Company.  On the Termination Date, or at any other time upon the Company's request, the Consultant shall return to the Company immediately all originals and copies of all documents, software, accounts, client product services list, computer disks, printouts (without retaining any copies) and all property and information in his possession or control which belongs to the Company or any Group Company or its or their customers or clients and will delete any such material, items, property and information from any laptop or personal computer programme or disks in his possession or under his control.

8.	GENERAL

8.1
This Agreement constitutes the entire and only legally binding agreement and understanding between the parties relating to the engagement of the Consultant by the Company and supersedes any previous agreements, arrangements or understandings (both oral and written) relating to the subject matter of this Agreement.

8.2
Any notice to be given under this Agreement shall be in writing.  Notices may be served by either party by personal service or by first class post addressed to the other party at its registered office or residential address, as applicable, for the time being and any notice given by letter shall be deemed to have been served at the time at which the letter was delivered personally or if sent by post would be delivered in the ordinary course of post.

8.3
This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of England.  In the event of any claim, dispute or difference arising out of or in connection with this Agreement the parties hereto irrevocably agree and submit to the non-exclusive jurisdiction of the Courts of England.

SIGNED by:	/s/ Daniel Carlson
Daniel Carlson
Chief Financial Officer
Colombia Clean Power & Fuels

SIGNED by:	/s/ Graham Chapman
Graham Chapman
Badger Resources Limited